Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 10, 2024 relating to the financial statements of The Olympus Business of Endeavor Group Holdings, Inc. appearing in the Current Report on Form 8-K of TKO Group Holdings, Inc. filed on December 13, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

December 13, 2024